Exhibit 99.1

Ener1 Logo

PRESS RELEASE

ENER1 REPORTS YEAR-END 2007 RESULTS
AND BUSINESS OUTLOOK FOR 2008

FORT LAUDERDALE, FL, March 12, 2008 – ENER1, Inc. (OTCBB: ENEI), a leader in automotive energy storage, today reported results for the year ended December 31, 2007 and discussed the business outlook for 2008.

Summary results for fiscal year 2007 include:

•	Year-end cash and equivalents of $25 million;

•	$43 million increase in stockholders equity, with a year-end shareholders deficit of $(7) million;

•	$37 million reduction in debt and redeemable convertible preferred stock at year end, with less than $4 million in principal of our senior secured debentures outstanding as of today;

•	For the first time since 2002, our independent auditor issued an unqualified report on our financial statements.

Highlights of the company’s outlook for 2008 include:

•	Placed an order for a large-format coating machine and related equipment for our Indianapolis plant with capacity to produce over 1.0 million HEV battery cells per month;

•	If our EV battery prototypes are accepted by Think Global, we are scheduled to commence volume production under our contract by year-end;

•	Our goal is to receive awards in 2008 to have our battery systems designed into two additional car models;

•	Plan to achieve 1 kW of power for our EnerFuel division high-temperature fuel cell stack program.

Commenting on the company’s progress in 2007, Ener1 Chairman Charles Gassenheimer said: “We now have customer-funded programs in each of the three verticals of the electric drive train – HEV, PHEV, and EV. And we are preparing for volume production of battery packs at EnerDel in Indianapolis under our supply agreement with Think Global, as well as for possible HEV contracts from other automakers. Deliveries under the Think contract are expected to commence in December 2008. We plan to make $12 million of new equipment expenditures in 2008. That number may increase as we get further visibility on customer purchase orders for our products.”

Previously, industry expectations for the introduction of lithium-ion batteries into HEVs targeted 2010. However, developments at last week’s Geneva Auto Show may be the first indication of acceleration in this process. Daimler, General Motors, and Chrysler all announced plans to start using lithium-ion battery systems, with Daimler announcing the earliest expected adaptation — a 2009 Mercedes sedan.

Recent supply problems with respect to nickel-metal hydride batteries combined with the large number of scheduled hybrid vehicle introductions in 2009 and 2010 have heightened industry attention on a supply-demand imbalance that is developing for the lithium-ion battery. We believe that worldwide, there is little lithium automotive battery manufacturing capacity. Our EnerDel plant in Indianapolis, with planned capacity to produce 300,000 HEV battery packs a year, is the only U.S. manufacturing facility for automotive lithium-ion battery systems.

As exciting a year as 2007 has been for Ener1 and the industry at large, we expect that 2008 will represent an even bigger step forward. We believe that the safety and power of our HEV batteries will enable Ener1 to advance its leadership position among the manufacturers of lithium-ion battery systems globally.

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About Ener1, Inc.
Ener1, Inc. (OTCBB: ENEI) is an alternative energy technology company that is developing 1) lithium ion batteries for hybrid electric vehicles (HEV) at its 80.5% owned EnerDel subsidiary, 2) commercial fuel cell products through its EnerFuel subsidiary, and 3) nanotechnology-based materials and manufacturing processes for batteries and other applications at its NanoEner subsidiary. For more information, visit http://www.ener1.com or call 954-556-4020.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 conveying management’s expectations as to the future based on plans, estimates and projections at the time the statements are made. The forward-looking statements contained in this press release are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results,, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding Ener1’s business outlook and future developments in the lithium-ion battery industry. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements include, but are not necessarily limited to: EnerDel’s ability to succeed as a supplier of batteries and battery systems to the hybrid electric vehicle and other markets; the acceptance of EnerDel’s prototype EV batteries for production by Think Global; EnerDel’s ability to meet the production requirements under the Think Global supply agreement; EnerFuel’s ability to develop its high temperature fuel stack program; Ener1’s ability to successfully develop and market proposed lithium battery, fuel cell and nanotechnology-based products and services; the degree of competition in the markets for lithium battery, fuel cell and nanotechnology-based products and services; Ener1’s history of operating losses; the lack of operating history for the development stage Ener1 businesses; the need for additional capital; the dependency upon key personnel; and other risks detailed in filings made from time to time with the Securities and Exchange Commission. All forward-looking statements attributable to Ener1 or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this release. Ener1 undertakes no obligation to publicly update or revise any forward-looking statements to reflect new information or future events, or otherwise.

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Contact:	Michael Mason (investor relations) Allen & Caron Inc 212 691 8087 michaelm@allencaron.com
Jerry Herlihy (Ener1) 954 556-4020 x310

Jherlihy@ener1.com

ENER1, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31, 2006
	2007
ASSETS

Current assets

Cash	$24,826	$291

Other current assets	804	400

Total current assets	25,630	691

Property and equipment, net	4,287	3,554

Other assets	1,384	2,923

Total assets	$31,301	$7,168

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities

Accounts payable and accrued expenses	3,798	5,937

Derivative liabilities	10,144	7,162

Other current liabilities	315	1,327

Total current liabilities	14,257	14,426

Long-term portion of installment loan	—	39

Convertible notes, advances and accrued interest due to related party,

net of discounts of $5,250 and $3,663, respectively	8,315	7,939

2004 senior convertible debentures, net of discount of $3,597

and $11,780, respectively	6,037	7,920

2005 senior convertible debentures, net of discount of $940

and $8,856, respectively	1,141	5,369

Total liabilities	29,750	35,693

EnerDel, Inc. Series A Redeemable Preferred Stock, 8,000 shares

issued and outstanding; liquidation preference $8,000	8,577	6,576

Series B Preferred Stock, 0 and 152,500 shares issued and

outstanding; liquidation preference $0 and $15,250	—	15,162

STOCKHOLDERS’ DEFICIT	(7,026)	(50,263)

Total liabilities and stockholders’ deficit	$31,301	$7,168

ENER1, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Year Ended
	December 31, 2007	December 31, 2006
Net sales	$280	$100

Operating expenses

General and administrative	8,265	10,477

Research and development, net	11,948	6,442

Warrant modification expense	583	9,200

Depreciation and amortization	530	391

Total operating expenses	21,326	26,510

Loss from operations	(21,046)	(26,410)

Other income (expense):

Interest expense	(17,233)	(10,376)

Gain (loss) on derivative liabilities	(11,537)	(146)

Other, net	107	(2,764)

Total other expense	(28,663)	(13,286)

Loss before income taxes	(49,709)	(39,696)

Minority interest	(2,001)	(1,609)

Net loss	(51,710)	(41,305)

Deemed preferred stock dividends	(8,378)	—

Preferred stock dividends	(1,849)	(1,974)

Net loss attributable to common shareholders	$(61,937)	$(43,279)

Net loss per share: basic and diluted	$(0.12)	$(0.11)

Weighted average shares outstanding: basic and diluted	510,456	401,534